UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2007

GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware ( State of incorporation )	000-23401 ( Commission File Number )	33-0612983 ( IRS Employer Identification No.)

900 Sandhill Road, Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)      On June 26, 2007, GameTech International, Inc. (the “Company”) announced the appointment of Donald Tateishi as Chief Financial Officer of the Company, effective June 27, 2007. Pursuant to the terms of his offer letter, Mr. Tateishi will receive an annual salary of $175,000 and will be eligible to participate in the Company’s Executive Team Bonus Plan. In addition, subject to board approval, Mr. Tateishi will receive a stock option grant to purchase 50,000 shares of Company common stock which will vest 50% after two and 50% after four years. The offer letter and press release are attached hereto as Exhibits 10.1 and 99.1, respectively, and are incorporated by reference herein. The descriptions of the offer letter and press release are qualified in their entirety by reference to such Exhibits.

     Prior to joining the Company, Ms. Tateishi, 37, most recently served as the Director of Finance and Northern Nevada Planning and Analysis for Harrah’s Reno, a Harrah’s Entertainment, Inc. company. Harrah’s Entertainment Inc. is one of the largest casino entertainment providers in the world. Mr. Tateishi has been with Harrah’s Entertainment, Inc since 1998 holding various positions within its corporate and operating entities including Casino Controller and Director of Planning and Analysis - Western Division. From 1996 to 1998, Mr. Tateishi served as the Assistant Audit Manager for Foothill Capital Corporation, a leading provider of asset-based financing to middle market companies throughout North America. Foothill Capital is a subsidiary of Wells Fargo & Company, a $349 billion diversified financial services company providing banking, insurance, investments, mortgage and consumer finance. From 1994 to 1996, Mr. Tateishi served as an Investigative Agent for the Nevada Gaming Control Board and as an Assistant Account Executive with THE CIT GROUP, global commercial and consumer finance company with approximately $80 billion in managed assets, from 1992 to 1995. Mr. Tateishi holds a Bachelor of Arts in Business Economics from the University of California and a Masters in Business Administration from the Duke University Fuqua School of Business in Durham North Carolina.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Offer letter entered into by GameTech International, Inc. and Donald. Tateishi.

99.1	Press release issued by GameTech International, Inc., dated June 26, 2007.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GAMETECH INTERNATIONAL, INC.

By:	/s/ Jay M. Meilstrup
Jay M. Meilstrup President and Chief Executive Officer

Date: June 26, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer letter entered into by GameTech International, Inc. and Donald. Tateishi.

99.1	Press release issued by GameTech International, Inc., dated June 26, 2007.